FIRST AMENDMENT
                              TO
                   ACE HARDWARE CORPORATION
                  DEFERRED COMPENSATION PLAN
                 (Adopted on August 19, 1997)

This First Amendment to the Ace Hardware Corporation Deferred Compensation Plan is hereby entered into on this 19th day of August, 1997 and is effective September 1, 1997:

                          WITNESSETH:

Whereas the Company adopted a Deferred Compensation Plan effective as of January 1, 1994; and

Whereas the participation in The Plan is exclusively limited to any officer or key management employee designated as a Participant by the Board of Directors;

Now therefore, effective September 1, 1997, the Ace Hardware Corporation Deferred Compensation Plan is amended to add certain officers and key management employees as Participants in the Plan and to restate Article III, Eligibility For Plan Participation, as follows:

                              III

              ELIGIBILITY FOR PLAN PARTICIPATION

Participation in this Plan shall be exclusively limited to any officer or key management employee who is designated as a Participant by the Board of Directors of Ace Hardware Corporation ("Board") as making significant contributions to the growth, earnings or profits of the Company. Effective as of January 1, 1998, the following individuals shall become and/or continue to be Participants hereunder (hereinafter the "Participant"):

     David F. Hodnik
     William A. Loftus
     Paul M. Ingevaldson
     Rita D. Kahle
     Michael C. Bodzewski
     Lori L. Bossmann
     Ray A. Griffith
     David W. League
     David F. Myer
     Fred J. Neer
     Donald L. Schuman


Effective 9/01/97